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                                                                EXHIBIT 10(ee)

                             TRUST AGREEMENT NO. 7
                             ---------------------

              This Trust Agreement ("Trust Agreement No. 7") made this 9th day of April, 1991 by and between Cleveland-Cliffs Inc, an Ohio corporation ("Cleveland-Cliffs"), and Ameritrust Company National Association, a national banking association (the "Trustee");
                                WITNESSETH:
                                -----------
              WHEREAS, certain benefits are or may become payable under the provisions of the Cleveland-Cliffs Inc Supplemental Retirement Benefit Plan, as Amended and Restated Effective January 1, 1991 as the same may hereafter be supplemented, amended or restated, or any successor thereto (the "Plan"), a current copy of which is attached hereto as Exhibit B and incorporated herein by reference, to the participants in the Plan (the "Participants") listed (from time to time as provided in Section 9(b) hereof) on Exhibit A hereto or to the beneficiaries of such Participants (the "Beneficiaries") as the case may be;
              WHEREAS, the Plan provides for the payment of benefits resulting from contributions made to the Plan which would have been made for the Participants to the qualified retirement plans established by Cleveland-Cliffs and its subsidiary corporations and affiliates were it not for certain limitations imposed by the Internal Revenue Code of 1986, as amended (the
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"Code"), and the Plan also provides for the payment of benefits due under agreements entered into by Cleveland-Cliffs (and which may be entered into in the future by Cleveland-Cliffs and its subsidiary corporations and affiliates) with certain executives providing for additional service credit and/or other features for purposes of computing retirement benefits;
              WHEREAS, Cleveland-Cliffs wishes specifically to assure the payment to the Participants and Beneficiaries of amounts due under the Plan
(the amounts so payable being collectively referred to herein as the
"Benefits");
              WHEREAS, subject to Section 9 hereof, the amounts and timing of Benefits to which each Participant or Beneficiary is presently or may become entitled are as provided in the Plan;
              WHEREAS, Cleveland-Cliffs wishes to establish a trust (the "Trust") under which Cleveland-Cliffs and each of its subsidiaries or affiliates that executes a Participating Subsidiary Deposit Agreement ("Deposit Agreement") as provided in Section 14 hereof (a "Participating Subsidiary"; and "Participating Employer" shall mean Cleveland-Cliffs or any Participating Subsidiary) may transfer to the Trust assets which shall be held therein subject to the claims of the creditors of each Participating Employer to the extent set forth in Section 3 hereof until paid in full to all Participants and Beneficiaries as Benefits in such manner and at such times as specified herein unless the Participating Employer with respect to the Participant or
Beneficiary is Insolvent (as defined herein) at the time that such Benefits become payable;
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              WHEREAS, each Participating Subsidiary that executes a Deposit
Agreement has irrevocably appointed Cleveland-Cliffs its agent and attorney for purposes of acting on its behalf with respect to this Trust; and
              WHEREAS, a Participating Employer shall be considered "Insolvent" for purposes of this Trust Agreement at such time as such Participating
Employer (i) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as heretofore or hereafter amended, or (ii) is unable to pay its debts as they mature.
              NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:
       1.     TRUST FUND:   (a)    Subject to the claims of creditors of
Participating Employers to the extent set forth in Section 3 hereof, Cleveland-Cliffs hereby deposits with the Trustee in trust Ten Dollars ($10.00) which shall become the principal of this Trust, to be held, administered and disposed of by the Trustee as herein provided, but no payments of all or any portion of the principal of the Trust or earnings thereon shall be made to Cleveland-Cliffs or any other person or entity on behalf of Cleveland-Cliffs except as herein expressly provided. The Trust hereby established shall be irrevocable.
              (b) Cleveland-Cliffs shall notify the Trustee promptly in the event that a "Change of Control", (as defined herein) has occurred. The term "Change of Control" shall mean the occurrence of any of the following events:
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                     (i)    a tender offer shall be made and consummated for
       the ownership of 30% or more of the outstanding voting securities of Cleveland-Cliffs;
                     (ii) Cleveland-Cliffs shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of Cleveland-Cliffs, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;
                     (iii)  Cleveland-Cliffs shall sell substantially all of
       its assets to another corporation which is not a wholly owned subsidiary;
                     (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire 30% or more of the outstanding voting securities of Cleveland-Cliffs (whether directly, indirectly, beneficially or of record), or
                     (v) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of Cleveland-Cliffs cease for any reason to constitute at least a majority thereof,
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       unless the election, or the nomination for election by the shareholders of Cleveland-Cliffs, of each Director first elected during any such period was approved by a vote of at least two-thirds of the Directors of Cleveland-Cliffs then still in office who are Directors of Cleveland-Cliffs on the date at the beginning of any such period.
For purposes hereof, ownership of voting securities shall take into  account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.
              (c) Any payments by the Trustee pursuant to this Agreement shall, to the extent thereof, discharge the obligation of the Participating Employers to pay benefits under the Plan, it being the intent of the Participating Employers that assets in the Trust established hereby be held as security for the obligation of the Participating Employers to pay benefits under the Plan.
              (d) The principal of the Trust and any earnings thereon shall be held in trust separate and apart from other funds of each Participating Employer exclusively for the uses and purposes herein set forth. No
Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time that such assets are paid to a Participant or Beneficiary as Benefits as provided herein.
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              (e)    A Participating Employer may at any time or from time to
time make additional deposits of cash or other property in the Trust to augment the principal to be held, administered and disposed of by the Trustee as herein provided, but no payments of all or any portion of the principal of the Trust or earnings thereon shall be made to a Participating Employer or any other person or entity on behalf of a Participating Employer except as herein expressly provided.
              (f) The Trust is intended with respect to each Participating Employer, to be a grantor trust, within the meaning of Section 671 of the Code, or any successor provision thereto, and shall be construed accordingly. The Trust is not designed to qualify under Section 401(a) of the Code or to be subject to the provisions of the Employee Retirement Income Security Act Or 1974, as amended ("ERISA"). The Trust established under this Trust Agreement No. 7 does not fund and is not intended to fund the Plan or any other employee benefit plan or program of a Participating Employer. Such Trust is and is intended to be a depository arrangement with the Trustee for the setting aside of cash and other assets of the Participating Employers as and when each of the so determines in its sole discretion for the meeting of part or all of its future obligations with respect to Benefits to some or all of the Participants under the Plan.
              2.     PAYMENTS TO PARTICIPANTS OR BENEFICIARIES.
(a)   Provided that the Trustee has not actually received notice as provided in Section 3 hereof that a Participant's or
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Beneficiary's Participating Employer is Insolvent, the Trustee shall make payments of Benefits to each Participant or Beneficiary from the assets of the Trust in accordance with the term of the Plan and subject to Section 9 hereof. The Trustee shall make provision for withholding of any federal, state, or local taxes that may be required to be withheld by the Trustee in connection with the payment of any Benefits hereunder.
              (b) If the balance of a Participant's separate account maintained pursuant to Section 7(b) hereof is not sufficient to provide for full payment of Benefits to which a Participant or Beneficiary is entitled as provided herein, the respective Participating Employer shall make the balance of each such payment as provided in the Plan. No payment from the Trust assets to a Participant or Beneficiary shall exceed the balance of such separate account.
              3. THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO A PARTICIPANT OR BENEFICIARY WHEN A PARTICIPATING EMPLOYER IS INSOLVENT:
              (a) At all times during the continuance of this Trust, the principal and income of the Trust with respect to accounts maintained hereunder on behalf of a Participating Employer shall be subject to claims of creditors of such Participating Employer as set forth in this Section 3(a). The Board of Directors ("Board") of Cleveland-Cliffs and of each Participating Subsidiary and the Chief Executive Officer ("CEO") of Cleveland-Cliffs and of each Participating Subsidiary shall have the duty to inform the Trustee if either
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the Board or the CEO believes that his or their respective Participating
Employer is Insolvent. If the Trustee receives a notice from the Board, the CEO, or a creditor of a Participating Employer alleging that such Participating Employer is insolvent, then unless the Trustee independently determines that such Participating Employer is not Insolvent, the Trustee shall (i) discontinue payments to any Participant or his Beneficiary from accounts maintained hereunder on behalf of such Participating Employer (the "Identified Participating Employer"), (ii) determine and allocate all Account Excesses in accordance with Sections 4 and 7(b) hereof for the accounts of the Participants then employed by the Identified Participating Employer, or for whom such Identified Participating Employer has obligations and liabilities pursuant to a Deposit Agreement, treating such accounts solely for this purpose as if they comprised all of the accounts of the Trust, and provided that for this purpose the Threshold Percentage shall be equal to 100%, (iii) hold the Trust assets attributable to accounts maintained hereunder on behalf of Participants then employed by the Identified Participating Employer, or for whom such Identified Participating Employer has obligations and liabilities or has assumed obligations and liabilities pursuant to a Deposit Agreement, for the benefit of the general creditors of such Identified Participating Employer, and (iv) promptly seek the determination of a court of competent jurisdiction regarding the Insolvency of the Identified Participating Employer. The Trustee shall deliver any
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undistributed principal and income in the Trust to the extent of the balances of the accounts maintained hereunder on behalf of the Identified Participating Employer to the extent necessary to satisfy the claims of the creditors of such Identified Participating Employer as a court of competent jurisdiction may direct. Such payments of principal and income shall be borne by the separate accounts of the Participants in proportion to the balances on the date of such court order of their respective accounts maintained pursuant to Section 7(b) hereof. If payments to any Participant or Beneficiary have discontinued pursuant to this Section 3(a), the Trustee shall resume payments to such Participant or Beneficiary only after receipt of an order of a court of competent jurisdiction. The Trustee shall have no duty to inquire as to whether a Participating Employer is Insolvent and may rely on information concerning the Insolvency of a Participating Employer which has been furnished to the Trustee by any creditor of a Participating Employer or by any person. Nothing in this Trust Agreement shall in any way diminish any rights of any Participant or Beneficiary to pursue his rights as a general creditor of the Participant's or Beneficiary's Participating Employer with respect to Benefits or otherwise, and the rights of each Participant or Beneficiary under the Plan shall in no way be affected or diminished by any provision of this Trust Agreement No. 7 or action taken pursuant to this Trust Agreement No. 7 except that any payment actually received by any Participant or Beneficiary hereunder shall reduce
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dollar-per-dollar amounts otherwise due to such Participant or Beneficiary pursuant to the Plan.
              (b) If the Trustee discontinues payment of Benefits from the Trust pursuant to Section 3(a) hereof, the Trustee shall, to the extent it has liquid assets, place cash equal to the discontinued payments (to the extent not paid to creditors pursuant to Section 3(a) and not paid to the Trustee pursuant to Section 10 hereof) in such interest-bearing deposit accounts or certificates of deposit (including any such accounts or certificates issued or offered by the Trustee or any successor corporation but excluding obligations of any Participating Employer) as determined by the Trustee in its sole discretion.
If the Trustee subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to the Participants and Beneficiaries in accordance with this Trust Agreement No. 7 during the period of such discontinuance, less the aggregate amount of payments made to any Participant or Beneficiary by the Participating Employer pursuant to the Plan during any such period of discontinuance, together with interest on the net amount delayed determined at a rate equal to the rate paid on the accounts or deposits selected by the Trustee; provided, however, that no such payment shall exceed the balance of the respective Participant's or Beneficiary's account as provided in Section 7(b) hereof.
              4.     PAYMENTS TO PARTICIPATING EMPLOYERS:       Except to the
extent expressly contemplated by this Section 4, no
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Participating Employer shall have any right or power to direct the Trustee to return any of the Trust assets to such Participating Employer before all payments of Benefits have been made to all Participants or Beneficiaries of such Participating Employer as herein provided. From time to time, if and when requested by Cleveland-Cliffs to do so and/or in order to comply with Section 7(b) hereof, the Trustee shall engage the services of Hewitt Associates or such other independent actuary as may be mutually satisfactory to Cleveland-Cliffs and to the Trustee to determine the maximum actuarial present values of the future Benefits that could become payable by each Participating Employer under the Plan with respect to the Participants and Beneficiaries. The Trustee shall determine the fair market values of the Trust assets allocated to the account of each Participant pursuant to Section 7(b) hereof Cleveland-Cliffs shall pay the fees of such independent actuary and of any appraiser engaged by the
Trustee to value any property held in the Trust. The independent actuary shall make its calculations using the 1983 Group Annuity Mortality Table, an interest rate of 8%, Gross National Product Price Deflator increases of 4%, or such other assumptions as are recommended by such actuary and approved by Cleveland-Cliffs and, after the date of a Change of Control, a majority of the Participants (subject to the provisions of Sections 11(b)(i) and (b)(ii) hereof). For purposes or this Trust Agreement, (A) the "Fully Funded" amount with respect to the account of a Participant or Beneficiary maintained pursuant
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to Section 7(b) hereof shall be equal to the "Threshold Percentage," as defined below, multiplied by the maximum actuarial present value of the future Benefits that could become payable under the Plan with respect to the Participants and Beneficiaries, (B) the "Account Excess" with respect to such account shall be equal to the excess, if any, of the fair market value of the assets held in the Trust allocated to a Participant's account over the respective Fully Funded amount, and (C) the "Aggregate Account Excess" with respect to a Participating Employer shall be equal to the excess, if any, of the aggregate account balances of Participants then employed by the Participating Employer, or for whom such Participating Employer has obligations and liabilities or has assumed obligations and liabilities or has assumed obligations and liabilities pursuant to a Deposit Agreement, over their aggregate Fully Funded amounts. Unless otherwise provided, prior to a Change of Control the Threshold Percentage shall be equal to 110%, and following a Change of Control the Threshold Percentage shall be equal to 140%. The Trustee shall allocate any Account Excess in accordance with Section 7(b) hereof. Thereafter, upon the request of Cleveland-Cliffs, the Trustee shall pay to the Participating Employer its Aggregate Account Excess computed upon the basis of a Threshold Percentage equal to 140%.
              5.     INVESTMENT OF PRINCIPAL:     (a)    The Trustee shall
invest and reinvest the principal of the Trust including any income accumulated and added to principal, as directed by the
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Compensation Committee of the Board of Directors of Cleveland Cliffs (which direction may include investment in Common Shares of Cleveland-Cliffs). In the absence of any such direction, the Trustee shall have sole power to invest the assets of the Trust (including investment in common shares of
Cleveland-Cliffs). The Trustee shall act at all times however, with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent corporate trustee, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. The investment objective of the Trustee shall be to preserve the principal of the Trust while obtaining a reasonable total rate of return, measurement of which shall include market appreciation or depreciation plus receipt of interest and dividends. The Trustee shall not be required to invest nominal amounts. The Trustee shall be mindful, in the course of its management of the Trust, of the liquidity demands on the Trust and any actuarial assumptions that may be communicated to it from time to time in accordance with the provisions of this Trust Agreement No. 7.
              (b)    In addition to authority given to the Trustee under
Section 8 hereof, the Trustee is empowered with respect to the assets of the
Trust:
                     (i) To invest and reinvest all or any part of the Trust assets, in each and every kind of property, whether real, personal or mixed, tangible or intangible, whether income or non-income producing, whether secured or
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       unsecured, and wherever situated, including, but not limited to, real estate, shares of common and preferred stock, mortgages and bonds, leases (with or without option to purchase), notes, debentures, equipment or collateral trust certificates, and other corporate, individual or government securities or obligations, time deposits (including savings deposit and certificates of deposit in the Trustee or its affiliates if such deposits bear a reasonable rate of interest), common or collective funds or trusts, and mutual funds or investment companies, including affiliated investment companies and 12 B-l funds. Cleveland-Cliffs acknowledges and agrees that the Trustee may receive fees as a participating depository institution for service relating to the investment of funds in an eligible mutual fund.
                     (ii) At such time or times, and upon such terms and conditions as the Trustee shall deem advisable, to sell, convert, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any property held hereunder, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency, or propriety of any such disposal;
                     (iii) To manage, operate, repair, partition, and improve and mortgage or lease (with or without an option to
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       purchase) for any length of time any property held in the Trust; to renew or extend any mortgage or lease, upon such terms as the Trustee may deem expedient; to agree to reduction of the rate of interest on any mortgage; to any modification in the terms of any lease or mortgage or of any guarantee pertaining to either of them; to exercise and enforce any right of foreclosure; to bid on property in foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit, or proceeding at law or in equity any rights, covenants, conditions or remedies with respect to any lease or mortgage or to any guarantee pertaining to either of them or to waive any default in the performance thereof;
                     (iv) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease (with or without an option to purchase), mortgage or sale of the property of any organization the securities of which are held in the Trust; to pay from the Trust any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property with any committee or
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       depository; and to retain any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation;
                     (v) To compromise settle, or arbitrate any claim, debt or obligation of or against the Trust; to enforce or abstain from enforcing any right, claim, debt, or obligation; and to abandon any property determined by it to be worthless;
                     (vi)   To make, execute and deliver, as Trustee, any
       deeds, conveyances, leases (with or without option to purchase), mortgages, options, contracts, waivers or other instruments that the Trustee shall deem desirable in the exercise of its powers under this Agreement; and
                     (vii) To pay out of the assets of the Trust all taxes imposed or levied with respect to the Trust and in its discretion may contest the validity or amount of any tax, assessment, penalty, claim, or demand respecting the Trust and may institute, maintain, or defend against any related action or proceeding either at law or in equity (and in such regard, the Trustee shall be indemnified in accordance with
       Section 8(d) hereof).
              6. INCOME OF THE TRUST: Except as provided in Section 3 hereof, during the continuance of this Trust all net income of the Trust shall be allocated not less frequently than monthly among the Participants' separate accounts in accordance with Section 7(b) hereof.
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              7.     ACCOUNTING BY TRUSTEE:       (a)    The Trustee shall
maintain books, records and accounts as may be necessary for the proper administration of Trust assets, including such specific records as shall be agreed upon in writing by Cleveland-Cliffs and the Trustee, and shall render to Cleveland-Cliffs within 60 days following the close of each calendar year following the date of this Trust until the termination of this Trust or the removal or resignation of the Trustee (and within 60 days after the date of such termination, removal or resignation), an accounting with respect to the Trust assets as of the end of the then most recent calendar year (and as of the date of such termination, removal or resignation, as the case may be). The Trustee shall furnish to each Participating Employer on a quarterly basis (or as Cleveland-Cliffs shall direct from time to time) and in a timely manner such information regarding the Trust as each Participating Employer shall require for purposes of preparing its statements of financial condition. The Trustee shall at all times maintain separate bookkeeping accounts for each
Participating Employer and for each Participant as prescribed by Section 7(b) hereof, and, upon the written request of a Participant, shall provide to him an annual statement of his account. Upon the written request of Cleveland-Cliffs or, on or after the date of a Change of Control, a Participant, the Trustee shall deliver to such Participant or Cleveland-Cliffs, as the case may be, a written report setting forth the amount held in the Trust and a record of the deposits made with respect thereto by each Participating
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Employer.  Unless Cleveland-Cliffs or any Participant shall have filed with the
Trustee written exception or objection to any such statement and account within 90 days after receipt thereof, Cleveland-Cliffs and the Participants shall be deemed to have approved such statement and account, and in such case the
Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decreee of acourt of competent jurisdiction in an action or proceeding to which Cleveland-Cliffs, the Participating Employers and the Participants were parties.
              (b) The Trustee shall maintain a separate account for each Participating Employer (a "Participating Employer Account") and within such Participating Employer Account, a separate account for each Participant who performs services for such Participating Employer and from whom such
Participant is entitled to Benefits (a "Participant account"). Each asset of the Trust shall be allocated to the account of a Participating Employer. Participant accounts within a Participating Employer Account shall reflect undivided portions of each asset in such Account. The Trustee shall credit or debit each Participant account as appropriate to reflect such Participant's allocable portion of the Trust assets allocated to each Participating Employer Account, as such Trust assets may be adjusted from time to time pursuant to the terms of this Trust Agreement No. 7. Except as otherwise provided in this
Section 7(b), the Trustee shall allocate the income (or loss) of the Trust with
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respect to each Participating Employer Account, and within such Account, to the separate Participant accounts maintained thereunder in proportion to the balances of the separate accounts of the Participants. Prior to the date of a Change of Control, all deposits of principal pursuant to Section 1(a) and 1(e) shall be allocated and reallocated as directed by the Participating Employer making such deposit. On or after such date of a Change of Control deposits of principal shall be allocated as Account Excess in accordance with this Section 7(b). Prior to the date of a Change of Control, at the request of Cleveland-Cliffs the Trustee shall determine the amount of all Account
Excesses. On or after the date of a Change of Control, the Trustee shall determine annually the amount of all Account Excesses. The Trustee shall allocate the aggregate amount of the Account Excess of a Participating Employer to any accounts of Participants then employed by such Participating Employer that are not Fully Funded, as defined in Section 4 hereof, in proportion to the differences between the respective Fully Funded amount and account balance, insofar as possible until all accounts of Participants then employed by such Participating Employer are Fully Funded. Any then remaining aggregate Account Excess of a Participating Employer shall be allocated to all the accounts of Participants then employed by such Participating Employer, in proportion to the respective Fully Funded amounts.
             (c)    Nothing in this Section 7 shall preclude the commingling
of Trust assets for investment.
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              8.     RESPONSIBILITY OF TRUSTEE:   (a)    The Trustee shall act
with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent corporate trustee, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval, contemplated by and complying with the terms of this Trust Agreement No. 7, given in writing by any Participating Employer, by the Compensation Committee or by a Participant or Beneficiary applicable to his or her beneficial interest herein; and provided, further, that the Trustee shall have no duty to seek additional deposits of principal from any Participating Employer for additional amounts accrued under the Plan, and the Trustee shall not be responsible for the adequacy of this Trust.
              (b) The Trustee may vote any stock or other securities and exercise any right appurtenant to any stock, other securities or other property held hereunder, either in person or by general or limited proxy, power of attorney or other instrument.
              (c) The Trustee may hold securities in bearer form and may register securities and other property held in the trust fund in its own name or in the name of a nominee, combine certificates representing securities with certificates of the same issue held by the Trustee in other fiduciary capacities, and deposit, or arrange for deposit of property with any
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depository; provided that the books and records of the Trustee shall at all times show that all such securities are part of the trust fund.
              (d) If the Trustee shall undertake or defend any litigation arising in connection with this Trust Agreement No. 7, it shall be indemnified jointly and severally by Cleveland-Cliffs and each Participating Subsidiary against its costs, expenses and liabilities (including without limitation attorneys' fees and expenses) related thereto.
              (e) The Trustee may consult with legal counsel, independent accountants and actuaries (who may be counsel, independent accountants or actuaries for any Participating Employer) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel, independent accountants and actuaries.
              (f) The Trustee may rely and shall be protected in acting or refraining from acting within the authority granted by the terms of this Trust Agreement No. 7 upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.
              (g) The Trustee may hire agents, accountants, actuaries, and financial consultants, who may be agents, accountants, actuaries, or financial consultants, as the case may be, for any Participating Employer, and shall not be answerable for the conduct of same if appointed with due care.

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              (h)    The Trustee is empowered to take all actions necessary or
advisable in order to collect any benefits or payments of which the Trustee is the designated beneficiary.
              (i) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.
              9.     AMENDMENTS, ETC.  TO PLAN; COOPERATION OF PARTICIPATING
EMPLOYERS:
              (a) Cleveland-Cliffs has previously furnished the Trustee a complete and correct copy of the Plan, and Cleveland-Cliffs shall, and any Participating Subsidiary, Participant, or Beneficiary may, promptly furnish the Trustee true and correct copies of any amendment, restatement or successor thereto, whereupon such amendment, restatement or successor shall be incorporated herein by reference, provided that such amendment, restatement or successor shall not affect the Trustee's duties and responsibilities hereunder without the consent of the Trustee.
              (b) Cleveland-Cliffs shall provide the Trustee with all information requested by the Trustee for purposes of determining payments to the Participants and Beneficiaries or withholding of taxes as provided in
Section 2. Upon the failure of Cleveland-Cliffs or any Participant or Beneficiary to provide any such information, the Trustee shall, to the extent necessary in the sole judgment of the Trustee, (i) compute the amount payable hereunder to any Participant or Beneficiary; and (ii) notify Cleveland-Cliffs and the

Participant or Beneficiary in writing of its computations. Thereafter this Trust Agreement No. 7 shall be construed as to the Trustee's duties and obligations hereunder in accordance with such Trustee determinations without further action; provided, however, that no such determinations shall in any way diminish the rights of any Participant or Beneficiary hereunder or under the Plan; and provided, further, that no such determinations shall be deemed to modify this Trust Agreement No. 7 or the Plan. Nothing in this Trust Agreement No. 7 shall restrict Cleveland-Cliffs' right to amend, modify or terminate the Plan.
              (c) At such times as may in the judgment of Cleveland-Cliffs be appropriate, Cleveland-Cliffs shall furnish to the Trustee any amendment to Exhibit A for the purpose of the addition of Participants (or the deletion of Participants who (together with their Beneficiaries) have no Benefits currently due or payable in the future)) to Exhibit A; provided, however, that no such amendment shall be made after the date of a Change of Control.
              10.    COMPENSATION AND EXPENSES OF TRUSTEE:      The Trustee
shall be entitled to receive such reasonable compensation for its services as shall be agreed to upon by Cleveland-Cliffs and the Trustee. The Trustee shall also be entitled to reimbursement of its reasonable expenses incurred with respect to the administration of the Trust including fees and expenses incurred pursuant to Sections 8(d), 8(e) and 8(g) and liabilities to creditors pursuant to court direction as provided in Section 3(a) hereof. Such compensation and expenses shall in all events be payable either directly by Cleveland-Cliffs or, in the event that Cleveland-Cliffs shall refuse, from the assets of the Trust and charged pro rata in proportion to each separate account balance. The Trust shall have a claim against Cleveland-Cliffs for any such compensation or expenses so paid.
              11.    REPLACEMENT OF THE TRUSTEE:  (a)    Prior to the date of a
Change of Control, the Trustee may be removed by Cleveland-Cliffs. On or after the date of a Change of Control, the Trustee may be removed at any time by agreement of Cleveland-Cliffs and a majority of the Participants. The Trustee may resign after providing not less than 90 days' notice to Cleveland-Cliffs and to the Participants. In case of removal or resignation, a new trustee, which shall be independent and not subject to control of either Cleveland Cliffs or the Participants and Beneficiaries, shall be appointed as shall be agreed by Cleveland-Cliffs and a majority of the Participants. No such removal or resignation shall become effective until the acceptance of the trust by a successor trustee designated in accordance with this Section 11. If the Trustee should resign, and within 45 days of the notice of such resignation Cleveland-Cliffs and the Participants shall not have notified the Trustee of an agreement as to a replacement trustee, the Trustee shall appoint a successor trustee, which shall be a bank or trust company, wherever located, having a capital and surplus of at least $500,000,000 in the aggregate.

              (b) For purposes of the removal or appointment of a Trustee under this Section 11, (i) if any Participant shall be deceased or adjudged incompetent, such Participant's Beneficiaries shall participate in such Participant's stead, and (ii) a Participant shall not participate if all payments of Benefits then currently due or payable in the future have been made to such Participant or his Beneficiary.
              12.    AMENDMENT OR TERMINATION:    (a)    This Trust Agreement
No. 7 may be amended by Cleveland-Cliffs and the Trustee without the consent of any Participant or Beneficiary provided the amendment does not adversely affect any Participant or Beneficiary. This Trust Agreement No. 7 may also be amended at any time and to any extent by a written instrument executed by the Trustee, all Participating Employers, and a majority of the Participants, except to alter Section 12(b), and except that amendments to Exhibit A contemplated by
Section 9(b) hereof shall be made as therein provided.
              (b) The Trust shall terminate on the date on which the Trust no longer contains any assets, or, if earlier, the date on which no Participant or Beneficiary is entitled to further payments hereunder.
              (c) Upon termination of the Trust as provided in Section 12(b) hereof, any assets remaining in the Trust shall be returned to Cleveland-Cliffs or as it directs.
              13.    SPECIAL DISTRIBUTION:        (a)    It is intended that
(i) the creation of, and transfer of assets to, the Trust will not cause the Plan to be other than "unfunded" for purposes of title I of the Employee Retirement Income Security Act of 1974, as amended, or any successor provision thereto ("ERISA"); (ii) transfers of assets to the Trust will not be transfers of property for purposes of section 83 of the Code, or any successor provision thereto, nor will such transfers cause a currently taxable benefit to be realized by a Participant or Beneficiary pursuant to the "economic benefit doctrine; and (iii) pursuant to section 451 of the Code, or any successor provision thereto, amounts will be includable as compensation in the gross income of a Participant or Beneficiary in the taxable year or years in which such amounts are actually distributed or made available to such Participant or Beneficiary by the Trustee.
              (b) Notwithstanding anything to the contrary contained in this Trust Agreement No. 7, in the event it is determined by a final decision of the Internal Revenue Service, or, if an appeal is taken therefrom, by a court of competent jurisdiction that (i) by reason of the creation of, and a transfer of assets to, the Trust, the Trust is considered "funded" for purposes of title I of ERISA; or (ii) a transfer of assets to the Trust is considered a transfer of property for purposes of section 83 of the Code or any successor provision thereto; or (iii) a transfer of assets to the Trust causes a Participant or Beneficiary to realize income pursuant to the "economic benefit" doctrine; or
(iv) pursuant to section 451 of the Code or any successor provision thereto, amounts are includable as compensation in the gross income of a Participant or Beneficiary in a taxable year that is prior to the taxable year or years in which such amounts would, but for this Section 13, otherwise actually be distributed or made available to such Participant or Beneficiary by the Trustee, then (A) the assets held in Trust shall be allocated in accordance with Section 7(b) hereof, and (B) subject to the last sentence of Section 2(b) hereof, the Trustee shall promptly make a distribution to each affected Participant or Beneficiary which, after taking into account the federal, state and local income tax consequences of the special distribution itself, is equal to the sum of any federal, state and local income taxes, interest due thereon, and penalties assessed with respect thereto, which are attributable to amounts that are includable in the income of such Participant or Beneficiary for any of the reasons described in clause (i), (ii), (iii) or (iv) of this Section 13(b).
              14.    PARTICIPATING SUBSIDIARY DEPOSIT AGREEMENT:       (a)
Upon execution of a Deposit Agreement in the form of Exhibit C hereto, a Subsidiary may at any time or from time to time make deposits of cash or other property in the Trust pursuant to Section 1(d) hereof. Such Deposit Agreement shall provide, among other things, for the designation of Cleveland-Cliffs as agent and attorney for the Participating Subsidiary for all purposes under this Trust Agreement No. 7, including consenting to any amendments hereto, consenting to any Trustee accounts and consenting to anything requiring the approval or consent of a Participating Employer hereunder.

              (b) Cleveland-Cliffs is the sponsoring grantor for this Trust Agreement No. 7. It reserves to itself, and each Subsidiary by execution of a Deposit Agreement delegates to Cleveland-Cliffs, the power to amend or terminate this Trust Agreement No. 7 in accordance with its terms.
              15.    SEVERABILITY ALIENATION, ETC.:      (a)    Any provision
of this Trust Agreement No. 7 prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.
              (b) To the extent permitted by law, benefits to Participants and Beneficiaries under this Trust Agreement No. 7 may not be anticipated, assigned (either by law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process and no benefit provided for herein and actually paid to any Participant or Beneficiary by the Trustee shall be subject to any claim for repayment by any Participating Employer or the Trustee.
              (c) This Trust Agreement No. 7 shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.
              (d) This Trust Agreement No. 7 may be executed in two or more counterparts, each of which shall be considered an original agreement. This Trust Agreement No. 7 shall become effective immediately upon the execution by Cleveland-Cliffs of at least one counterpart, it being understood that all parties need not sign the same counterpart, but shall not bind any

Trustee until such Trustee has executed at least one counterpart.
              (e) Each action taken by Cleveland-Cliffs hereunder shall, unless otherwise designated in such action by Cleveland-Cliffs or unless the context or this Trust Agreement No. 7 requires otherwise, be deemed to be an action of Cleveland-Cliffs on behalf of each Participating Subsidiary pursuant to the authority granted to Cleveland-Cliffs by such Participating Subsidiary in the Deposit Agreement.
              16.    NOTICES; IDENTIFICATION OF CERTAIN PARTICIPANTS OR
BENEFICIARIES:      (a)    All notices, requests, consents and other
communications hereunder shall be in writing and shall be deemed to have been duly given when received:
              If to the Trustee, to:

              Ameritrust Company National Association
              900 Euclid Avenue
              Cleveland, Ohio 44115
              Attention:    Trust Department
                            Employee Benefit Administration

              If to Cleveland-Cliffs, to:

              Cleveland-Cliffs Inc
              1100 Superior Avenue
              Cleveland, OH 44114
              Attention:    Secretary

              If to the Participants, to the addresses listed on Exhibit A hereto; and if to the Beneficiaries, to the addresses provided to the Trustee by Cleveland-Cliffs;
provided, however, that if any party or any Participant or Beneficiary or his or its successors shall have designated a different address by written notice to the other parties, then to the last address so designated.

              IN WITNESS WHEREOF, Cleveland-Cliffs and the Trustee have caused counterparts of this Trust Agreement No. 7 to be executed on their behalf on April 9, 1991, each of which shall be an original agreement.

                        CLEVELAND-CLIFFS INC



                        By:   Richard F. Novak
                              ----------------
                        Its:  V.P. of Human Resources
                              ---------------------------------

                        AMERITRUST COMPANY NATIONAL ASSOCIATION

                        By:  J. R. Russell
                             -------------
                        Its: Vice President
                             --------------




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